UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2010

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA	93422
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07               Submission of Matters to a Vote of Security Holders

(a)          The annual meeting of shareholders of the Company was held on April 21, 2010.

(b)         At the annual meeting, the shareholders elected all members of the board of directors and considered a proposal to adopt a non-binding resolution approving the compensation of executive officers as disclosed in the proxy statement for the annual meeting dated March 18, 2010.  Votes on each proposal were as follows:

A.           Election of Directors

Director	Shares For	Withhold	Non Votes
Khatchik H. Achadjian	1,283,860	31,484	321,760
Stanley R. Cherry	1,295,333	20,011	321,760
Jerry W. DeCou III	1,292,222	23,122	321,760
Douglas C. Filipponi	1,292,661	22,683	321,760
John C. Hansen	1,295,231	20,113	321.760
Jean Hawkins	1,295,239	20,105	321,760
Paul G. Moerman	1,295,239	20,105	321,760
Larry H. Putnam	1,295,333	20,011	321,760
D. Jack Stinchfield	1,290,080	25,264	321,760

B.             Approval of Compensation of Executives, as Disclosed in the Proxy Statement Dated March 18, 2010

Shares For	Shares Against	Abstain
1,395,679	56,960	184,465

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2010	SANTA LUCIA BANCORP

	By:	/s/ John C. Hansen
John C. Hansen
President & CEO
(Principal Executive Officer)